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                                                                    Exhibit 23.1

CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



As independent public accountants, we hereby consent to the incorporation by reference of our report dated January 21, 2002, included in this Form 10-K into Standard Pacific Corp.'s previously filed Form S-8 Registration Statement
File No. 33-44954, Form S-8 Registration Statement File No. 333-34073 and Form S-3 Registration Statement File No. 333-52732.


/s/ Arthur Andersen LLP



Orange County, California
March 13, 2002